                                                               EX-99.(g)(2)(iii)

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST
                       SECURITIES LENDING AGENCY AGREEMENT

     This SECURITIES LENDING AGENCY AGREEMENT is made as of November 1, 2008, amending and restating the SECURITIES LENDING AGENCY AGREEMENT dated August 9, 2006 (this "Agreement") among Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (the "Trusts" and each a "Trust") on behalf of their funds now existing or hereafter created (the "Funds"), Wells Fargo Funds Management, LLC, as adviser for the Funds ("Adviser") and Wells Fargo Bank, N.A., as lending agent for the Funds ("Lending Agent").

     WHEREAS, Lending Agent has established a securities lending program (the "Program") to permit its retirement plan, trust and custody clients to loan securities;

     WHEREAS, the Funds listed on Schedule 1 hereto (the "Participating Funds") desire to participate in the Program and the Boards of Trustees of the Trusts have approved their participation in the Program;

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto, intending to be bound, hereby agree as follows:

1. Duties of Adviser. As investment adviser to the Participating Funds, Adviser shall have the authority and responsibilities and perform the duties relating to the Participating Funds' securities lending activities provided in this Section 1.

          1.1 Approve Borrowers. Adviser shall evaluate the creditworthiness of and approve borrowers (the "Approved Borrowers").

          1.2 Approve Loan Terms. Adviser shall evaluate and approve the overall terms and conditions of securities loans entered into by the Participating Funds pursuant to this Agreement, by evaluating the terms and conditions of a master form of securities loan agreement ("MSLA") attached hereto as
     Schedule 3 and any material deviations therefrom.

          1.3 Approve Cash Collateral Investments. Adviser shall evaluate and approve permissible investments for cash Collateral (as defined in Section 6 herein) received from the Approved Borrowers that borrow securities from the Participating Funds (the "Borrowers") or obtained through repurchase transactions with respect to non-cash Collateral received from the Borrowers.

          1.4 Identify Securities. Adviser shall identify to Lending Agent any securities in the Participating Funds that are not eligible to be loaned under the Program.

          1.5 Monitor and Supervise. Adviser shall monitor and supervise the Lending Agent's performance of its duties and obligations under this Agreement.


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                                                               EX-99.(g)(2)(iii)

          1.6 Comply with Instructions from Participating Funds and Sub-Advisers. Adviser shall promptly comply with any instruction from a Participating Fund to take or not to take any action permitted to be taken by Adviser under this Agreement in accordance with its terms. Adviser shall, in its discretion and to the extent it deems appropriate, comply with any such instruction from a Participating Fund's sub-adviser.

2. Delegation of Authority to Lending Agent. The Participating Funds hereby delegate to Lending Agent the administration of the Participating Funds' securities lending activities, subject to the monitoring and supervision of Adviser, and Lending Agent hereby accepts such delegation.

          2.1 Retained Authority of Adviser. Adviser retains full discretion and power to prevent any loan from being made or to instruct Lending Agent to terminate any loan once made.

          2.2 Limited Delegation by Lending Agent. With the prior written consent of Adviser, Lending Agent may delegate the performance of any or all of its duties under this Agreement, but shall remain directly responsible for the performance of all such duties by any such delegate.

3. Duties of Lending Agent. In accordance with securities lending guidelines approved by the Boards of Trustees of the Trusts (the "Guidelines") and subject to the direction and supervision of Adviser, Lending Agent shall perform certain duties relating to the Participating Funds' securities lending activities as provided in this Section 3.

          3.1 Lending to Approved Borrowers. Lending Agent shall enter into loans only with entities whose creditworthiness has been evaluated by Adviser and who have been approved by Adviser to act as Approved Borrowers as set forth on Schedule 2 hereto.

               3.1.1 Schedule of Approved Borrowers. Either Adviser or Lending Agent may remove a borrower from the Schedule of Approved Borrowers at any time with or without cause by executing a revised Schedule 2 and delivering it to the other parties hereto. Borrowers may be added to the Schedule of Approved Borrowers only upon mutual consent of Adviser and Lending Agent by executing a revised Schedule 2.

          3.2 Lending on Approved Terms. Lending Agent shall negotiate and enter into loans on terms and conditions evaluated and approved by Adviser. Any such loan shall be made pursuant to an MSLA substantially in the form set forth in Schedule 3 hereto, unless Adviser otherwise authorizes or directs in writing.

          3.3 Investing Cash Collateral. Lending Agent shall invest cash Collateral received from the Approved Borrowers only in investments that are consistent with the investment objectives, principal investment strategies and investment policies of the Participating Fund whose securities are loaned pursuant to this Agreement and have been evaluated and approved by Adviser.


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                                                               EX-99.(g)(2)(iii)

          3.4 Lending of Available Securities. Lending Agent shall lend securities that are held in accounts maintained with Lending Agent (each a "Custody Account"). Except as set forth in a written instrument provided from time to time by Adviser, any securities held in a Custody Account for a Participating Fund shall be available for lending pursuant to this Agreement ("Available Securities").

          3.5 Authorizations by the Participating Funds. Each Participating Fund hereby authorizes and empowers Lending Agent to execute in the Participating Fund's name all agreements and documents as may be necessary or appropriate to carry out the purposes of this Agreement. It is understood and agreed that Lending Agent is authorized to supply any information regarding the Participating Fund and any loan of securities effected pursuant to an MSLA that is required by this Agreement or under applicable law.

4. Securities Loan Agreement. Lending Agent is hereby authorized to execute an MSLA as each Participating Fund's agent on a disclosed basis with each Approved Borrower. Subject to Section 3.2 hereto, each Participating Fund hereby authorizes Lending Agent to revise, without notice to the Participating Fund, the terms of any MSLA with any Approved Borrower as Lending Agent deems necessary or appropriate, in its discretion, for the effectuation of any transaction contemplated hereby or thereby. Each Participating Fund agrees to be bound by the terms of MSLA's entered into by Lending Agent with Borrowers with respect to the Participating Fund's participation in the Program as though the Participating Fund were itself a party to all of such agreements. Lending Agent shall negotiate on behalf of each Participating Fund with each Approved Borrower all terms of a securities loan, including the amounts or fees to be received or paid pursuant to the applicable MSLA. Lending Agent may prepare a transactional confirmation in respect of each loan effected pursuant to an MSLA, setting forth the securities borrowed and the material terms of the loan, and may transmit the same to the Approved Borrower in accordance with such MSLA. Each Participating Fund understands and agrees that the identity of the Participating Fund will be disclosed by Lending Agent to the Approved Borrower in accordance with the MSLA.

5. Loan of Securities. During the term of any securities loan, each Participating Fund shall permit the loaned securities to be transferred, pursuant to an MSLA, into the name of and voted (where applicable) by an Approved Borrower. Lending Agent is authorized in its discretion to terminate any securities loan entered into with a Borrower without notice to the Participating Fund or Adviser, subject to the conditions of the relevant MSLA. Adviser may instruct Lending Agent to terminate any loan on any date, subject to the conditions of the relevant MSLA. Lending Agent shall promptly comply with any such instruction.

          5.1 Limits on Return of Loaned Securities. Each Participating Fund acknowledges that, under the applicable MSLA, Borrowers will not be required to return loaned securities immediately upon notice from Lending Agent terminating the applicable loan, but instead will be required to return such loaned securities within the earlier of: (i) the standard settlement period for trades of the loaned securities entered into on the date of such notice in the principal market therefor; or (ii) in the case of corporate securities, three business days (as defined in the MSLA) from the giving of such notice or, in the case of securities of the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities"), no later than the next business day from the giving of such notice.


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                                                               EX-99.(g)(2)(iii)

          5.2 Recall of Loaned Securities. Upon receiving a notice from Adviser that Available Securities that have been loaned to a Borrower should no longer be considered Available Securities or have been sold, Lending Agent shall notify promptly thereafter the Borrower that has borrowed such securities that the loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable MSLA.

          5.3 Notification of Sales of Loaned Securities. Any loaned securities may be sold by a Participating Fund's portfolio manager at any time. Adviser hereby acknowledges its obligation to Lending Agent to provide notification of any sale of securities that are out on loan by the close of business, in the principal market therefor, on the trade date of such sale.

6. Loan Collateral. For each loan of securities, Lending Agent shall require the Borrower to pledge as collateral the following items: (i) cash in U.S. dollars;
(ii) U.S. Government Securities; or (iii) irrevocable performance letters of credit issued by (a) a domestic bank that is organized under the laws of the United States, (b) a domestic bank that is organized under the laws of a State, or (c) a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions (collectively, "Collateral") having an initial market value (as determined by Lending Agent pursuant to the applicable MSLA) at least equal to 102% of the market value (including any accrued interest) of any domestic securities loaned or 105% of the market value (including any accrued interest) of any foreign securities loaned, as the case may be (as determined pursuant to the applicable MSLA).

          6.1 Receipt of Collateral. Prior to the commencement of any loan, Lending Agent shall instruct the Borrower to transfer to Lending Agent the required Collateral. Collateral will be received from a Borrower prior to or simultaneous with delivery of securities loaned. If the Borrower does not provide the required Collateral to Lending Agent, as agreed, then Lending Agent will cancel the corresponding loan instruction prior to delivery.

          6.2 Holding and Administration of Collateral. All Collateral consisting of cash and securities shall be received, held and administered by Lending Agent for the benefit of a Participating Fund in the applicable Custody Account or other account established for the purpose of holding Collateral. Collateral consisting of cash shall be placed in an investment listed in the attached Schedule 4 ("Permitted Investments") in accordance with Section 8 herein. To the extent permitted under the Investment Company Act of 1940, and as interpreted by the staff of the Securities and Exchange Commission, or pursuant to any exemptive order thereunder, cash Collateral may be commingled for investment purposes. Collateral consisting of letters of credit shall be received, held and administered by Lending Agent for the benefit of a Participating Fund in accordance with the terms of this Agreement.

               6.2.1 Maintenance of Collateral Margin. In respect of loans of securities entered into on behalf of a Participating Fund, Lending Agent will mark-to-market on a daily basis, in accordance with the applicable MSLA, the loaned securities and all Collateral and, where applicable, Lending Agent shall, in accordance with the provisions of the applicable MSLA, request the Borrower to deliver sufficient additional Collateral to a Participating Fund to satisfy the


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                                                               EX-99.(g)(2)(iii)

          applicable Collateral requirement. With respect to loans involving domestic securities, Collateral shall be remarked to 102% of the market value of the securities loaned (including any accrued interest). With respect to loans involving foreign securities, Collateral shall be remarked to 105% of the market value of the securities loaned (including any accrued interest). With respect to loans of U.S. Government Securities, Collateral shall be remarked to 102% of market value only if the market value of such Collateral falls below 100% of the market value of the securities loaned (including any accrued interest). If, as a result of marking-to-market, Collateral is required to be returned to the Borrower under the MSLA, Lending Agent will timely return such Collateral to the Borrower. Lending Agent is authorized to consent to any adjustment in the amount available to be drawn under any letter of credit in order to satisfy any requirement under an MSLA to return excess Collateral to a Borrower as a result of marking-to-market.

               6.2.2 Substitution of Collateral. Each Participating Fund acknowledges and agrees that, pursuant to any MSLA, Lending Agent may permit a Borrower to substitute Collateral of the type specified in this Section 6 during the term of any loan, so long as the required margin in respect of such loan continues to be satisfied at the time of such substitution.

               6.2.3 Return of Collateral. Upon termination of the loan, Lending Agent shall instruct the Borrower to return the loaned securities to the applicable Custody Account. Lending Agent shall monitor the return of loaned securities. Once Lending Agent has confirmed settlement of the return of the loaned securities, Lending Agent shall effect, on behalf of each Participating Fund, the redemption of any Permitted Investment, if applicable, and effect the return of Collateral due the Borrower in accordance with the Borrower's transfer instructions with respect thereto.

          6.3 Risk of Loss. If the Borrower defaults upon return of the lent security, as provided in the MSLA, the Participating Fund, or Lending Agent, if authorized, may purchase securities identical to the borrowed securities (or their equivalent in the event of reorganization, recapitalization or merger of the issuer of the borrowed security) and may apply the collateral to the payment of the purchase price, expenses and other obligations under the MSLA. In the event that the Borrower fails to return the lent security, Lending Agent will indemnify the Participating funds' accounts in the following amounts:

               a. The difference between the closing market value of the security on the date it should have been returned to the account and the cash collateral substituted for the lent securities, or

               b. In the case of collateral received in kind, the difference between the closing market value of the security on the date it should have been returned to the account and the closing market value of the collateral in kind on the same date.

               Participant assumes all risk of loss arising out of collateral investment loss and any resulting collateral deficiencies.


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                                                               EX-99.(g)(2)(iii)

               Lending Agent expressly assumes the risk of loss arising from negligent or fraudulent operation of its Securities Lending Program.

7. Income, Corporate Actions and Substitute Payments. The parties hereto shall deal with corporate actions and income and related payments as provided in this
Section 7.

          7.1 Income and Related Payments to Participating Funds. Lending Agent shall instruct each Borrower that is a party to an MSLA to remit to Lending Agent for the account of the Participating Fund any interest or distribution declared on loaned securities including, but not limited to, all cash dividends, stock dividends, stock splits, rights of distribution, conversion privileges, tender and exchange offers, and similar corporate actions. Lending Agent shall receive, hold and administer the same, for the account of the Participating Fund. Lending Agent shall also instruct each Borrower that is a party to an MSLA to remit to Lending Agent for the account of the Participating Fund any other fees payable on loaned securities, and Lending Agent shall receive, hold and administer the same for the account of the Participating Fund.

          7.2 Income and Related Payments to Borrowers. Where Collateral consists of securities and the Borrower, pursuant to an MSLA, is due to receive an amount equal to the interest or distribution declared in respect of such Collateral during the term of the related securities loan, Lending Agent shall promptly remit or cause to be remitted such payment on behalf of each Participating Fund to the Borrower in accordance with such Borrower's instructions.

          7.3 Corporate Actions and Proxy Rights. Each Participating Fund acknowledges that, with respect to securities that are out on loan over the applicable record date for corporate actions, unless otherwise agreed hereto, it will not be entitled to (i) participate in any dividend reinvestment program; (ii) receive stock in an optional cash/stock dividend plan; or (iii) vote any proxies. Corporate actions will otherwise be processed in accordance with the MSLA.

8. Investment of Collateral. Lending Agent shall invest cash Collateral received in respect of any loan, subject to an obligation, upon the termination of the loan, to return to the Borrower the amount of cash initially pledged (as adjusted for any interim marks-to-market).

          8.1 Collateral Investment Direction. Each Participating Fund hereby authorizes and directs Lending Agent to cause to be invested, on the Participating Fund's behalf and at the Participating Fund's sole risk, all Collateral in the form of cash, including money received with respect to the investment of the same, by effecting purchases and sales and/or subscriptions and redemptions of such Collateral in any Permitted Investment set forth on Schedule 4 hereto (which may from time to time be updated in writing by Adviser). Upon receipt of instructions (which may be in the form of a standing instruction) from Adviser, Lending Agent shall, where applicable, send timely instructions to the transfer agent of a Permitted Investment with respect to any cash transfers required to be completed in conjunction with any subscription or redemption in one or more Permitted Investments.


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                                                               EX-99.(g)(2)(iii)

          8.2 Collateral Investment Risk. Any such investment shall be at the sole risk of a Participating Fund. Any income or gains and losses from investing and reinvesting any cash Collateral delivered by a Borrower pursuant to an MSLA shall be at the Participating Fund's risk, and the Participating Fund agrees that to the extent any such losses reduce the amount of cash below the amount required to be returned to the Borrower upon the termination of any loan, the Participating Fund will, on demand of Lending Agent, immediately pay or cause to be paid to such Borrower an equivalent amount in cash.

          8.3 No Investment Advice. Each Participating Fund understands and agrees that (i) Lending Agent shall not provide investment advice or exercise any decision-making authority or control with respect to the investment of cash Collateral, and (ii) any investment of cash Collateral in one or more Permitted Investments may only be effected consistent with Adviser's instruction to Lending Agent (which may be in the form of a standing instruction).

9. Borrower Default. In the event of a default by a Borrower with respect to any loan entered into pursuant to an MSLA, Lending Agent shall exercise its best judgment to pursue such remedies on behalf of the Participating Funds as Lending Agent is entitled to pursue under the applicable MSLA.

10. Statements. Lending Agent will provide to each Participating Fund: (i) upon request, a daily statement of activity setting forth information relating to loans made, outstanding and terminated, and marks-to-market, collateral and income earned; and (ii) promptly after the end of each month, a statement indicating for the preceding calendar month the securities loaned by the Participating Fund, the value of such securities, the identity of the Borrowers, the nature and amount of Collateral pledged or delivered as security for the loaned securities, the income received (or loss incurred) from the daily investment of cash Collateral, the amounts of any fees or payments paid with respect to each loan and such other information as the parties hereto may agree to from time to time.

11. Fund Information. Each Participating Fund covenants and agrees to promptly furnish to Lending Agent any information regarding the Participating Fund that is necessary to effect transactions on behalf of the Participating Fund including, but not limited to, restrictions it wishes to impose with respect to the acceptance of forms of Collateral or lending to any Borrower or any limitations imposed pursuant to any applicable law, regulation, authority, charter, by-law, statute or other instrument.

12. Tax Treatment. Each Participating Fund acknowledges that it has made its own determination as to the tax treatment of any securities loan transactions undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder. Each Participating Fund also acknowledges that, to the extent that either the Participating Fund or the Borrower is a non-U.S. resident, Lending Agent may be required to withhold tax on amounts payable to or by the Participating Fund pursuant to a securities loan and may at any time claim from the Participating Fund any shortfall in the amount Lending Agent so withheld.

13. Allocation of Securities Loans Among Participants. The Participating Funds acknowledge that Lending Agent maintains a list of securities available for lending through the


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                                                               EX-99.(g)(2)(iii)

Program, including available Participating Fund securities. Lending Agent will use reasonable efforts to allocate loans among participants in the Program in a manner that is fair to all participants, including the Participating Funds. As a result of this allocation, the Participating Funds understand that a single Approved Borrower may be loaned a significant portion, or all, of the Participating Fund's securities available for lending. Each Participating Fund also understands that other Program participants may absorb all demand for particular securities and that the Participating Fund's securities may not be loaned even where identical securities are being loaned by Lending Agent as part of the Program on behalf of other participants.

14. Representations and Warranties. Each party represents and warrants to each other that (i) it has due authority to enter into and perform this Agreement and any transactions contemplated thereby; (ii) the execution and performance of this Agreement and any transaction contemplated thereby has been duly authorized by all necessary action, corporate or otherwise, and does not and will not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to it; and (iii) this Agreement constitutes such party's legal, valid and binding obligation enforceable in accordance with its terms. In addition, each Participating Fund represents that: (a) any loan authorized hereunder and the performance of this Agreement in respect of such loan is authorized by the prospectus and other constitutive documents of the Participating Fund (including any limits as to the aggregate amount of authorized lending under such documents); (b) as to any securities loaned at any time and from time to time on behalf of a Participating Fund, the Participating Fund shall be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such securities shall exist; (c) it is not a plan subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and agrees to promptly notify the Agent if this representation shall cease to be true at any time during the term of this Agreement; and (d) the reinvestment of cash Collateral in each Permitted Investment is consistent with the Participating Fund's investment policies and the Guidelines. Lending Agent represents that: (a) any loan made hereunder shall be consistent with the Guidelines and (b) any reinvestment of cash Collateral shall be consistent with the investment objectives, principal investment strategies and investment policies of the Participating Fund whose securities were loaned pursuant to this Agreement.

15. Non-Exclusivity of Agency Service and Similar Matters. Each Participating Fund acknowledges that Lending Agent, acting on behalf of other accounts, may effect transactions with or for the same institutions to which loans of securities may be made hereunder, which transactions may give rise to potential conflicts of interest. Each Participating Fund further acknowledges that Lending Agent may engage in securities lending transactions as agent for other lenders. Lending opportunities among borrowers under the Program, including Approved Borrowers, shall be allocated at the discretion of Lending Agent in an equitable manner.

16. Reliance on Participating Fund Communications. Lending Agent shall be entitled to conclusively rely upon any certification, notice or other communication (including by telephone (if promptly confirmed in writing), facsimile, or email) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of an approved person ("Approved Person") of the party sending such certification, notice or other communication. Set forth on Schedule 5 hereto is a list of Approved Persons for each of the parties hereto, which list may be amended by any party from time to time upon notice to the other parties. No provision of this Agreement shall require Lending Agent to expend or risk its own funds in the performance of its


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                                                               EX-99.(g)(2)(iii)

duties hereunder. Lending Agent reserves the right to notify a Participating Fund of any restrictions (self-imposed or otherwise) concerning its activities worldwide.

17. Compensation. An exemptive order obtained from the Securities and Exchange Commission permits Lending Agent to receive a percentage of the Account Revenues for serving as Securities Lending Agent. As used herein, "Account Revenues" means all revenue, in the form of (i) earnings on the investment of cash Collateral provided by a Borrower in connection with a loan made pursuant to this Agreement, net of any agreed-upon amount payable to the Borrower out of such earnings, or (ii) separate lending fees payable by a Borrower when the Collateral provided by the Borrower is in the form of letters of credit or U.S. Government Securities. Account Revenues will be calculated and credited monthly. Lending Agent shall be responsible for all costs of the Program. The percentage of the Account Revenues payable to Lending Agent as compensation for its services as lending agent shall be agreed upon in writing by each Trust and Lending Agent from time to time.

18. Termination. This Agreement may be terminated at the option of any of the parties upon 60 days' notice to the others with or without cause. Upon mutual agreement, the parties may waive all or part of the notice period.

19. Action on Termination. It is agreed that: (i) upon receipt of notice of termination, no further loans shall be made hereunder by Lending Agent; and (ii) Lending Agent shall, within a reasonable time after receipt of notice of termination of this Agreement, begin the process of terminating all outstanding loans so that all loaned securities shall be returned to the Participating Funds prior to the effective date of any such termination. The provisions hereof shall continue in full force and effect in all other respects until all loans have been terminated and all obligations satisfied as herein provided.

20. Notices. All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, courier, email or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient. Notices shall be effective upon receipt.

              Notice to the Participating Funds shall be directed as follows:

                           Wells Fargo Funds Trust
                           Wells Fargo Master Trust
                           Wells Fargo Variable Trust
                           c/o Wells Fargo Funds Management, LLC
                           525 Market Street, 12th Floor
                           San Francisco, CA 94105
                           Attn:  C. David Messman


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                                                               EX-99.(g)(2)(iii)

              Notice to Adviser shall be directed as follows:

                           Wells Fargo Funds Management, LLC
                           525 Market Street, 12th Floor
                           San Francisco, CA 94105
                           Attn:  Karla M. Rabusch

              Notice to Lending Agent shall be directed as follows:

                           Wells Fargo Bank, N.A.
                           Asset Management Group - Securities Lending
                           Wells Fargo Center, Ninth Floor, MAC N9305-090 90 South 7th Street
                           Minneapolis, MN 55402
                           Attn:  Robert G. Smith

21. Force Majeure. Lending Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of, or caused directly or indirectly by, circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation. Without limiting the foregoing, Lending Agent shall not be responsible for economic, political or investment risks incurred through the Participating Fund's participation in the Program.

22. Governing Law and Jurisdiction. This Agreement and all transactions hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of California.

23. Section Headings. The headings of sections in this Agreement are inserted for convenience of reference and shall not be deemed to be a part of or used in the construction of this Agreement.

24. Construction. Notwithstanding any commingling of cash Collateral pursuant to Paragraph 6.2 herein, each Participating Fund shall be deemed to have entered into this Agreement severally and not jointly, and the provisions of this Agreement shall be construed accordingly. Each reference hereunder to the Participating Funds or a Participating Fund shall be deemed a separate reference solely to the Participating Fund to which a particular loan under this Agreement relates. Under no circumstances shall the rights, obligations or remedies hereunder with respect to a particular Participating Fund constitute a right, obligation or remedy applicable to any other Participating Fund. In particular, and without otherwise limiting the scope of this Section: (i) the Collateral and mark-to-market requirements specified in Section 6 of this Agreement shall be calculated separately based solely upon the loans entered into by each Participating Fund; and (ii) Lending Agent shall have no right to set off claims against or amounts owed by one Participating Fund by applying property of another Participating Fund.


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                                                               EX-99.(g)(2)(iii)

25. Amendment and Effect. This Agreement shall not be modified or amended except by an instrument in writing signed by the parties hereto. This Agreement supersedes any other agreement between the parties hereto concerning loans of securities owned by the Participating Funds. This Agreement shall be binding on and enforceable against the successors and assigns of the parties. This Agreement shall not be assigned by any party without the prior written consent of the other parties. This Agreement may be executed in several counterparts each of which shall be an original and all of which shall constitute one and the same. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

26. Effective Date and Term. This Agreement shall be effective on November 1, 2008, and supesedes the agreement dated as of the 9th day of August, 2006 which superseded the agreement dated as of August 16, 2005 among the parties hereto. This Agreement shall continue in effect for one year, unless earlier terminated in accordance with Section 18 herein, and from year to year thereafter provided it shall be renewed at least annually by each Trust's Board of Trustees, including a majority of each Trust's disinterested Trustees.

                            [Signature page follows]

                                                               EX-99.(g)(2)(iii)

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf as of the day and year first set forth above.

                                        WELLS FARGO FUNDS TRUST
                                        WELLS FARGO MASTER TRUST
                                        WELLS FARGO VARIABLE TRUST


                                        By:
                                            ------------------------------------
                                            C. David Messman
                                            Secretary


                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                            A. Erdem Cimen
                                            Senior Vice President


                                        WELLS FARGO BANK, N.A.


                                        By:
                                            ------------------------------------
                                            Robert G. Smith
                                            Senior Vice President

                                                               EX-99.(g)(2)(iii)

                                   SCHEDULE 1

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST

                       SECURITIES LENDING AGENCY AGREEMENT
                               Participating Funds

Wells Fargo Funds Trust
1.    Asia Pacific Fund
2.    Asset Allocation Fund
3.    Capital Growth Fund
4.    C&B Mid Cap Value Fund
5.    Common Stock Fund
6.    Discovery Fund
7.    Emerging Markets Equity Fund
8.    Endeavor Select Fund
9.    Enterprise Fund
10.   Government Securities Fund
11.   Growth Fund
12.   High Income Fund
13.   Income Plus Fund
14.   International Core Fund
15.   International Equity Fund
16.   Large Cap Growth Fund
17.   Large Company Core Fund
18.   Large Company Value Fund
19.   Managed Account CoreBuilder Shares Series G
20.   Managed Account CoreBuilder Shares Series M
21.   Mid Cap Disciplined Fund
22.   Mid Cap Growth Fund
23.   Opportunity Fund
24.   Short Duration Government Bond Fund
25.   Short-Term Bond Fund
26.   Short-Term High Yield Bond Fund
27.   Small Cap Disciplined Fund
28.   Small Cap Growth Fund
29.   Small Cap Opportunities Fund
30.   Small Cap Value Fund
31.   Small/Mid Cap Value Fund
32.   Social Sustainability Fund
33.   Specialized Financial Services Fund
34.   Specialized Technology Fund
35.   Strategic Income Fund
36.   Ultra Short-Term Income Fund
37.   U.S. Value Fund

                                                               EX-99.(g)(2)(iii)

Wells Fargo Master Trust
1.    C&B Large Cap Value Portfolio
2.    Disciplined Growth Portfolio
3.    Diversified Stock Portfolio
4.    Diversified Fixed Income Portfolio
5.    Emerging Growth Portfolio
6.    Equity Income Portfolio
7.    Equity Value Portfolio
8.    Index Portfolio
9.    Inflation-Protected Bond Portfolio
10.   International Core Portfolio
11.   International Growth Portfolio
12.   International Index Portfolio
13.   International Value Portfolio
14.   Large Cap Appreciation Portfolio
15.   Large Company Growth Portfolio
16.   Managed Fixed Income Portfolio
17.   Small Cap Index Portfolio
18.   Small Company Growth Portfolio
19.   Small Company Value Portfolio
20.   Stable Income Portfolio
21.   Strategic Small Cap Value Portfolio
22.   Total Return Bond Portfolio

Wells Fargo Variable Trust
 1.   VT Asset Allocation Fund
 2.   VT C&B Large Cap Value Fund
 3.   VT Discovery Fund
 4.   VT Equity Income Fund
 5.   VT International Core Fund
 6.   VT Large Company Core Fund
 7.   VT Large Company Growth Fund
 8.   VT Opportunity Fund
 9.   VT Small Cap Growth Fund
 10.  VT Small/Mid Cap Value Fund
 11.  VT Total Return Bond Fund


Schedule 1 most recent annual approval:  August 8, 2007
Schedule 1 amended and approved:  November 1, 2008

                                                               EX-99.(g)(2)(iii)

                                   SCHEDULE 2

                               Approved Borrowers*

ABN Amro Inc.
ABN Amro Bank, NV
Alpine Associates, a Limited Partnership
Bank of America Securities LLC
Barclays Capital Inc.
 BNP Paribas Prime Brokerage Inc.
BNP Paribas Securities Corp.
Calyon Securities (USA) Inc. (f/k/a Credit Lyonnais Securities (USA) Inc.) Cantor Fitzgerald Securities
CIBC World Markets Corporation
Citadel Trading Group, LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Dresdner Kleinwort Wasserstein Securities LLC
First Clearing LLC (f/k/a First Clearing Corporation)
Goldman, Sachs & Co. (Gtyd)
Greenwich Capital Markets Inc.
HBK Global Securities L.P.
HSBC Securities (USA) Inc.
ING Financial Markets LLC
J.P. Morgan Securities Inc.
J.P. Morgan Clearing Corp.
Jefferies & Company Inc
Merrill Lynch Pierce Fenner Smith/Merrill Lynch Government Securities Morgan Stanley & Co. Inc. / MS Securities Services Inc.
Newedge USA, LLC (f/k/a Fimat USA, LLC)
Nomura Securities International, Inc.
Paloma Securities LLC
Pershing LLC
RBC Capital Markets Corporation
SG Americas Securities LLC
TD Ameritrade, Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
JPMorgan Chase Bank, N.A.
Societe Generale

* Updated November 12, 2008

                                   SCHEDULE 3

                    Form of Master Securities Loan Agreement

[GRAPHIC] Master Securities

[GRAPHIC] Loan Agreement


     2000 Version

     Dated as of _______________ 2006

     Between ______________________________, as Borrower

     and WELLS FARGO BANK, N.A., as Lender

1.   Applicability.

     From time to time the parties hereto may enter into transactions in which one party ("Lender") will lend to the other party ("Borrower") certain Securities (as defined herein) against a transfer of Collateral (as defined herein). Each such transaction shall be referred to herein as a "Loan" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in an Annex or Schedule hereto and in any other annexes identified herein or therein as applicable hereunder. Capitalized terms not otherwise defined herein shall have the meanings provided in Section 25.

2.   Loans of Securities.

     2.1 Subject to the terms and conditions of this Agreement, Borrower or Lender may, from time to time, seek to initiate a transaction in which Lender will lend Securities to Borrower. Borrower and Lender shall agree on the terms of each Loan (which terms may be amended during the Loan), including the issuer of the Securities, the amount of Securities to be lent, the basis of compensation, the amount of Collateral to be transferred by Borrower, and any additional terms. Such agreement shall be confirmed (a) by a schedule and receipt listing the Loaned Securities provided by Borrower to Lender in accordance with Section 3.2, (b) through any system that compares Loans and in which Borrower and Lender are participants, or (c) in such other manner as may be agreed by Borrower and Lender in writing. Such confirmation (the "Confirmation"), together with the Agreement, shall constitute conclusive evidence of the terms agreed between Borrower and Lender with respect to the Loan to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any inconsistency between the terms of such Confirmation and this Agreement, this Agreement shall prevail unless each party has executed such Confirmation.

     2.2 Notwithstanding any other provision in this Agreement regarding when a Loan commences, unless otherwise agreed, a Loan hereunder shall not occur until the Loaned dc-455557 -1

                                                               EX-99.(g)(2)(iii)

          Securities and the Collateral therefor have been transferred in accordance with Section 15.

3.   Transfer of Loaned Securities.

     3.1 Unless otherwise agreed, Lender shall transfer Loaned Securities to Borrower hereunder on or before the Cutoff Time on the date agreed to by Borrower and Lender for the commencement of the Loan.

     3.2 Unless otherwise agreed, Borrower shall provide Lender, for each Loan in which Lender is a Customer, with a schedule and receipt listing the Loaned Securities. Such schedule and receipt may consist of (a) a schedule provided to Borrower by Lender and executed and returned by Borrower when the Loaned Securities are received, (b) in the case of Securities transferred through a Clearing Organization which provides transferors with a notice evidencing such transfer, such notice, or
          (c) a confirmation or other document provided to Lender by Borrower.

     3.3 Notwithstanding any other provision in this Agreement, the parties hereto agree that they intend the Loans hereunder to be loans of Securities. If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.

4.   Collateral.

     4.1 Unless otherwise agreed, Borrower shall, prior to or concurrently with the transfer of the Loaned Securities to Borrower, but in no case later than the Close of Business on the day of such transfer, transfer to Lender Collateral with a Market Value at least equal to the Margin Percentage of the Market Value of the Loaned Securities.

     4.2 The Collateral transferred by Borrower to Lender, as adjusted pursuant to Section 9, shall be security for Borrower's obligations in respect of such Loan and for any other obligations of Borrower to Lender hereunder. Borrower hereby pledges with, assigns to, and grants Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to Borrower and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the UCC. It is understood that Lender may use or invest the Collateral, if such consists of cash, at its own risk, but that (unless Lender is a Broker-Dealer) Lender shall, during the term of any Loan hereunder, segregate Collateral from all securities or other assets in its possession. Lender may Retransfer Collateral only (a) if Lender is a Broker-Dealer or (b) in the event of a Default by Borrower. Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender if it is a "securities intermediary" within the meaning of the UCC.

     4.3 Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to Section 6, Lender shall be obligated to transfer the Collateral (as adjusted pursuant to Section 9) to Borrower no later than the Cutoff Time on such day or, if such day is not a day on which a transfer of such Collateral may be effected under Section 15, the next day on which such a transfer may be effected.


dc-455557 -2

                                                               EX-99.(g)(2)(iii)

     4.4 If Borrower transfers Collateral to Lender, as provided in Section 4.1, and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Securities to Borrower and Borrower does not transfer Collateral to Lender as provided in Section 4.1, Lender shall have the absolute right to the return of the Loaned Securities.

     4.5 Borrower may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted, and the applicable method of transfer), substitute Collateral for Collateral securing any Loan or Loans; provided, however, that such substituted Collateral shall (a) consist only of cash, securities or other property that Borrower and Lender agreed would be acceptable Collateral prior to the Loan or Loans and
          (b) have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral for Loans in which the party substituting such Collateral is acting as Borrower, shall equal or exceed the agreed upon Margin Percentage of the Market Value of the Loaned Securities.

     4.6 Prior to the expiration of any letter of credit supporting Borrower's obligations hereunder, Borrower shall, no later than the Extension Deadline, (a) obtain an extension of the expiration of such letter of credit, (b) replace such letter of credit by providing Lender with a substitute letter of credit in an amount at least equal to the amount of the letter of credit for which it is substituted, or (c) transfer such other Collateral to Lender as may be acceptable to Lender.

5.   Fees for Loan.

     5.1 Unless otherwise agreed, (a) Borrower agrees to pay Lender a loan fee (a "Loan Fee"), computed daily on each Loan to the extent such Loan is secured by Collateral other than cash, based on the aggregate Market Value of the Loaned Securities on the day for which such Loan Fee is being computed, and (b) Lender agrees to pay Borrower a fee or rebate (a "Cash Collateral Fee") on Collateral consisting of cash, computed daily based on the amount of cash held by Lender as Collateral, in the case of each of the Loan Fee and the Cash Collateral Fee at such rates as Borrower and Lender may agree. Except as Borrower and Lender may otherwise agree (in the event that cash Collateral is transferred by clearing house funds or otherwise), Loan Fees shall accrue from and including the date on which the Loaned Securities are transferred to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender, and Cash Collateral Fees shall accrue from and including the date on which the cash Collateral is transferred to Lender to, but excluding, the date on which such cash Collateral is returned to Borrower.

     5.2 Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable:

          (a) in the case of any Loan of Securities other than Government Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred and (ii) the termination of all Loans hereunder (or, if a transfer of cash in accordance with Section 15 may not be effected on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

          (b) in the case of any Loan of Government Securities, upon the termination of such Loan and at such other times, if any, as may be customary in accordance with market practice.


dc-455557 -3

                                                               EX-99.(g)(2)(iii)

          Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower and all Cash Collateral Fees shall be payable immediately by Lender in the event of a Default by Lender.

6.   Termination of the Loan.

     6.1 (a) Unless otherwise agreed, either party may terminate a Loan on a termination date established by notice given to the other party prior to the Close of Business on a Business Day. The termination date established by a termination notice shall be a date no earlier than the standard settlement date that would apply to a purchase or sale of the Loaned Securities (in the case of a notice given by Lender) or the non-cash Collateral securing the Loan (in the case of a notice given by Borrower) entered into at the time of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (i) in the case of Government Securities, the next Business Day following such notice and (ii) in the case of all other Securities, the third Business Day following such notice.

          (b) Notwithstanding paragraph (a) and unless otherwise agreed, Borrower may terminate a Loan on any Business Day by giving notice to Lender and transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day if (i) the Collateral for such Loan consists of cash or Government Securities or (ii) Lender is not permitted, pursuant to Section 4.2, to Retransfer Collateral.

     6.2 Unless otherwise agreed, Borrower shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Securities to Lender; provided, however, that upon such transfer by Borrower, Lender shall transfer the Collateral (as adjusted pursuant to Section 9) to Borrower in accordance with Section 4.3.

7.   Rights in Respect of Loaned Securities and Collateral.

     7.1 Except as set forth in Sections 8.1 and 8.2 and as otherwise agreed by Borrower and Lender, until Loaned Securities are required to be redelivered to Lender upon termination of a Loan hereunder, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

     7.2 Except as set forth in Sections 8.3 and 8.4 and as otherwise agreed by Borrower and Lender, if Lender may, pursuant to Section 4.2, Retransfer Collateral, Borrower hereby waives the right to vote, or to provide any consent or take any similar action with respect to, any such Collateral in the event that the record date or deadline for such vote, consent or other action falls during the term of a Loan and such Collateral is not required to be returned to Borrower pursuant to
          Section 4.5 or Section 9.

8.   Distributions.

     8.1 Lender shall be entitled to receive all Distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower.


dc-455557 -4

                                                               EX-99.(g)(2)(iii)

     8.2 Any cash Distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to Section 8.1, shall be paid by the transfer of cash to Lender by Borrower, on the date any such Distribution is paid, in an amount equal to such cash Distribution, so long as Lender is not in Default at the time of such payment. Non-cash Distributions that Lender is entitled to receive pursuant to Section 8.1 shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith transfer the same to Lender.

     8.3 Borrower shall be entitled to receive all Distributions made on or in respect of non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred to Lender.

     8.4 Any cash Distributions made on or in respect of such Collateral, which Borrower is entitled to receive pursuant to Section 8.3, shall be paid by the transfer of cash to Borrower by Lender, on the date any such Distribution is paid, in an amount equal to such cash Distribution, so long as Borrower is not in Default at the time of such payment. Non-cash Distributions that Borrower is entitled to receive pursuant to Section 8.3 shall be added to the Collateral on the date of distribution and shall be considered such for all purposes, except that if each Loan secured by such Collateral has terminated, Lender shall forthwith transfer the same to Borrower.

     8.5  Unless otherwise agreed by the parties:

          (a) If (i) Borrower is required to make a payment (a "Borrower Payment") with respect to cash Distributions on Loaned Securities under Sections 8.1 and 8.2 ("Securities Distributions"), or (ii) Lender is required to make a payment (a "Lender Payment") with respect to cash Distributions on Collateral under Sections 8.3 and 8.4 ("Collateral Distributions"), and (iii) Borrower or Lender, as the case may be ("Payor"), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment ("Tax"), then Payor shall (subject to subsections
               (b) and (c) below), pay such additional amounts as may be necessary in order that the net amount of the Borrower Payment or Lender Payment received by the Lender or Borrower, as the case may be ("Payee"), after payment of such Tax equals the net amount of the Securities Distribution or Collateral Distribution that would have been received if such Securities Distribution or Collateral Distribution had been paid directly to the Payee.

          (b) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that Tax would have been imposed on a Securities Distribution or Collateral Distribution paid directly to the Payee.

          (c) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a Borrower Payment or Lender Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

          (d) Each party hereto shall be deemed to represent that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash Distribution paid to it with respect to (i) Loaned Securities subject to a Loan in which it is acting as dc-455557 -5

                                                               EX-99.(g)(2)(iii)

              Lender or (ii) Collateral for any Loan in which it is acting as Borrower, unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash Distributions payable to it.

     8.6  To the extent that, under the provisions of Sections 8.1 through 8.5,
          (a) a transfer of cash or other property by Borrower would give rise to a Margin Excess or (b) a transfer of cash or other property by Lender would give rise to a Margin Deficit, Borrower or Lender (as the case may be) shall not be obligated to make such transfer of cash or other property in accordance with such Sections, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower (as the case may be).

9.   Mark to Market.

     9.1 If Lender is a Customer, Borrower shall daily mark to market any Loan hereunder and in the event that at the Close of Trading on any Business Day the Market Value of the Collateral for any Loan to Borrower shall be less than 100% of the Market Value of all the outstanding Loaned Securities subject to such Loan, Borrower shall transfer additional Collateral no later than the Close of Business on the next Business Day so that the Market Value of such additional Collateral, when added to the Market Value of the other Collateral for such Loan, shall equal 100% of the Market Value of the Loaned Securities.

     9.2 In addition to any rights of Lender under Section 9.1, if at any time the aggregate Market Value of all Collateral for Loans by Lender shall be less than the Margin Percentage of the Market Value of all the outstanding Loaned Securities subject to such Loans (a "Margin Deficit"), Lender may, by notice to Borrower, demand that Borrower transfer to Lender additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral for such Loans, shall equal or exceed the Margin Percentage of the Market Value of the Loaned Securities.

     9.3 Subject to Borrower's obligations under Section 9.1, if at any time the Market Value of all Collateral for Loans to Borrower shall be greater than the Margin Percentage of the Market Value of all the outstanding Loaned Securities subject to such Loans (a "Margin Excess"), Borrower may, by notice to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral for such Loans, after deduction of such amounts, shall thereupon not exceed the Margin Percentage of the Market Value of the Loaned Securities.

     9.4 Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 9.2 and
          9.3 by separately valuing the Loaned Securities lent and the Collateral given in respect thereof on a Loan-by-Loan basis.

     9.5 Borrower and Lender may agree, with respect to any or all Loans hereunder, that the respective rights of Lender and Borrower under Sections 9.2 and 9.3 may be exercised only where a Margin Excess or Margin Deficit exceeds a specified dollar amount or a specified percentage of the Market Value of the Loaned Securities under such Loans (which amount or percentage shall be agreed to by Borrower and Lender prior to entering into any such Loans).


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


                                                               EX-99.(g)(2)(iii)

     9.6 If any notice is given by Borrower or Lender under Sections 9.2 or 9.3 at or before the Margin Notice Deadline on any day on which a transfer of Collateral may be effected in accordance with Section 15, the party receiving such notice shall transfer Collateral as provided in such Section no later than the Close of Business on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Collateral no later than the Close of Business on the next Business Day following the day of such notice.

10.  Representations.

     The parties to this Agreement hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder:

     10.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder, (b) it has taken all necessary action to authorize such execution, delivery and performance, and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

     10.2 Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

     10.3 Each party hereto represents and warrants that it is acting for its own account unless it expressly specifies otherwise in writing and complies with Section 11.1(b).

     10.4 Borrower represents and warrants that it has, or will have at the time of transfer of any Collateral, the right to grant a first priority security interest therein subject to the terms and conditions hereof.

     10.5 (a) Borrower represents and warrants that it (or the person to whom it relends the Loaned Securities) is borrowing or will borrow Loaned Securities that are Equity Securities for the purpose of making delivery of such Loaned Securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T as in effect from time to time.

          (b) Borrower and Lender may agree, as provided in Section 24.2, that Borrower shall not be deemed to have made the representation or warranty in subsection (a) with respect to any Loan. By entering into any such agreement, Lender shall be deemed to have represented and warranted to Borrower (which representation and warranty shall be deemed to be repeated on each day during the term of the Loan) that Lender is either (i) an "exempted borrower" within the meaning of Regulation T or (ii) a member of a national securities exchange or a broker or dealer registered with the U.S. Securities and Exchange Commission that is entering into such Loan to finance its activities as a market maker or an underwriter.

     10.6 Lender represents and warrants that it has, or will have at the time of transfer of any Loaned Securities, the right to transfer the Loaned Securities subject to the terms and conditions hereof.


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


                                                               EX-99.(g)(2)(iii)

11.  Covenants.

     11.1 Each party agrees either (a) to be liable as principal with respect to its obligations hereunder or (b) to execute and comply fully with the provisions of Annex I (the terms and conditions of which Annex are incorporated herein and made a part hereof).

     11.2 Promptly upon (and in any event within seven (7) Business Days after) demand by Lender, Borrower shall furnish Lender with Borrower's most recent publicly-available financial statements and any other financial statements mutually agreed upon by Borrower and Lender. Unless otherwise agreed, if Borrower is subject to the requirements of Rule 17a-5(c) under the Exchange Act, it may satisfy the requirements of this Section by furnishing Lender with its most recent statement required to be furnished to customers pursuant to such Rule.

12.  Events of Default.

     All Loans hereunder may, at the option of the non-defaulting party (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), be terminated immediately upon the occurrence of any one or more of the following events (individually, a "Default"):

     12.1 if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 6;

     12.2 if any Collateral shall not be transferred to Borrower upon termination of the Loan as required by Sections 4.3 and 6;

     12.3 if either party shall fail to transfer Collateral as required by
          Section 9;

     12.4 if either party (a) shall fail to transfer to the other party amounts in respect of Distributions required to be transferred by Section 8,
          (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15;

     12.5 if an Act of Insolvency occurs with respect to either party;

     12.6 if any representation made by either party in respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

     12.7 if either party notifies the other of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

     12.8 if either party (a) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses 12.1 through 12.7, above, including but not limited to the payment of fees as required by Section 5, and the payment of transfer taxes as required by Section 14, (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15.


dc-455557 -8

                                                               EX-99.(g)(2)(iii)

     The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice as promptly as practicable to the defaulting party of the exercise of its option to terminate all Loans hereunder pursuant to this Section 12.

13.  Remedies.

     13.1 Upon the occurrence of a Default under Section 12 entitling Lender to terminate all Loans hereunder, Lender shall have the right, in addition to any other remedies provided herein, (a) to purchase a like amount of Loaned Securities ("Replacement Securities") in the principal market for such Loaned Securities in a commercially reasonable manner, (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (c) to apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Securities and any amounts due to Lender under Sections 5, 8, 14 and
          16. In the event that Lender shall exercise such rights, Borrower's obligation to return a like amount of the Loaned Securities shall terminate. Lender may similarly apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower's obligations with respect to Distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities. In the event that (i) the purchase price of Replacement Securities (plus all other amounts, if any, due to Lender hereunder) exceeds (ii) the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess together with interest thereon at a rate equal to (A) in the case of purchases of Foreign Securities, LIBOR, (B) in the case of purchases of any other Securities (or other amounts, if any, due to Lender hereunder), the Federal Funds Rate or
          (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such purchase until the date of payment of such excess. As security for Borrower's obligation to pay such excess, Lender shall have, and Borrower hereby grants, a security interest in any property of Borrower then held by or for Lender and a right of setoff with respect to such property and any other amount payable by Lender to Borrower. The purchase price of Replacement Securities purchased under this Section 13.1 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Lender exercises its rights under this Section 13.1, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Securities or selling all or a portion of the Collateral, to be deemed to have made, respectively, such purchase of Replacement Securities or sale of Collateral for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the last bid quotation from such a source at the most recent Close of Trading. Subject to Section 18, upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

     13.2 Upon the occurrence of a Default under Section 12 entitling Borrower to terminate all Loans hereunder, Borrower shall have the right, in addition to any other remedies provided herein, (a) to purchase a like amount of Collateral ("Replacement Collateral") in the principal market for such Collateral in a commercially reasonable manner, (b) to sell a like amount of the Loaned Securities in the principal market for such Loaned Securities in a commercially reasonable manner and (c) to apply and set off the Loaned Securities and any proceeds thereof against (i) the payment of the purchase price for such Replacement Collateral, (ii) Lender's obligation to return any cash or other Collateral, and (iii) any amounts due to Borrower under Sections 5, 8 and 16. In such event, Borrower may treat the Loaned Securities as its own and Lender's obligation to return a dc-455557 -9

                                                               EX-99.(g)(2)(iii)

          like amount of the Collateral shall terminate; provided, however, that Lender shall immediately return any letters of credit supporting any Loan upon the exercise or deemed exercise by Borrower of its termination rights under Section 12. Borrower may similarly apply the Loaned Securities and any proceeds thereof to any other obligation of Lender under this Agreement, including Lender's obligations with respect to Distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral. In the event that (i) the sales price received from such Loaned Securities is less than (ii) the purchase price of Replacement Collateral (plus the amount of any cash or other Collateral not replaced by Borrower and all other amounts, if any, due to Borrower hereunder), Lender shall be liable to Borrower for the amount of any such deficiency, together with interest on such amounts at a rate equal to (A) in the case of Collateral consisting of Foreign Securities, LIBOR, (B) in the case of Collateral consisting of any other Securities (or other amounts due, if any, to Borrower hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such sale until the date of payment of such deficiency. As security for Lender's obligation to pay such deficiency, Borrower shall have, and Lender hereby grants, a security interest in any property of Lender then held by or for Borrower and a right of setoff with respect to such property and any other amount payable by Borrower to Lender. The purchase price of any Replacement Collateral purchased under this Section 13.2 shall include, and the proceeds of any sale of Loaned Securities shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Borrower exercises its rights under this Section 13.2, Borrower may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Collateral or selling all or a portion of the Loaned Securities, to be deemed to have made, respectively, such purchase of Replacement Collateral or sale of Loaned Securities for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the last bid quotation from such a source at the most recent Close of Trading. Subject to Section 18, upon the satisfaction of all Lender's obligations hereunder, any remaining Loaned Securities (or remaining cash proceeds thereof) shall be returned to Lender.

     13.3 Unless otherwise agreed, the parties acknowledge and agree that (a) the Loaned Securities and any Collateral consisting of Securities are of a type traded in a recognized market, (b) in the absence of a generally recognized source for prices or bid or offer quotations for any security, the non-defaulting party may establish the source therefor in its sole discretion, and (c) all prices and bid and offer quotations shall be increased to include accrued interest to the extent not already included therein (except to the extent contrary to market practice with respect to the relevant Securities).

     13.4 In addition to its rights hereunder, the non-defaulting party shall have any rights otherwise available to it under any other agreement or applicable law.

14.  Transfer Taxes.

     All transfer taxes with respect to the transfer of the Loaned Securities by Lender to Borrower and by Borrower to Lender upon termination of the Loan and with respect to the transfer of Collateral by Borrower to Lender and by Lender to Borrower upon termination of the Loan or pursuant to Section 4.5 or Section 9 shall be paid by Borrower.


dc-455557 -10

                                                               EX-99.(g)(2)(iii)

15.  Transfers.

     15.1 All transfers by either Borrower or Lender of Loaned Securities or Collateral consisting of "financial assets" (within the meaning of the UCC) hereunder shall be by (a) in the case of certificated securities, physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) registration of an uncertificated security in the transferee's name by the issuer of such uncertificated security, (c) the crediting by a Clearing Organization of such financial assets to the transferee's "securities account" (within the meaning of the UCC) maintained with such Clearing Organization, or (d) such other means as Borrower and Lender may agree.

     15.2 All transfers of cash hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree.

     15.3 All transfers of letters of credit from Borrower to Lender shall be made by physical delivery to Lender of an irrevocable letter of credit issued by a "bank" as defined in Section 3(a)(6)(A)-(C) of the Exchange Act. Transfers of letters of credit from Lender to Borrower shall be made by causing such letters of credit to be returned or by causing the amount of such letters of credit to be reduced to the amount required after such transfer.

     15.4 A transfer of Securities, cash or letters of credit may be effected under this Section 15 on any day except (a) a day on which the transferee is closed for business at its address set forth in Schedule A hereto or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

     15.5 For the avoidance of doubt, the parties agree and acknowledge that the term "securities," as used herein (except in this Section 15), shall include any "security entitlements" with respect to such securities (within the meaning of the UCC). In every transfer of "financial assets" (within the meaning of the UCC) hereunder, the transferor shall take all steps necessary (a) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (b) to enable the transferee to obtain "control" (within the meaning of Section 8-106 of the UCC), and (c) to provide the transferee with comparable rights under any applicable foreign law or regulation.

16.  Contractual Currency.

     16.1 Borrower and Lender agree that (a) any payment in respect of a Distribution under Section 8 shall be made in the currency in which the underlying Distribution of cash was made, (b) any return of cash shall be made in the currency in which the underlying transfer of cash was made, and (c) any other payment of cash in connection with a Loan under this Agreement shall be in the currency agreed upon by Borrower and Lender in connection with such Loan (the currency established under clause (a), (b) or (c) hereinafter referred to as the "Contractual Currency"). Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking dc-455557 -11

                                                               EX-99.(g)(2)(iii)

          procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

     16.2 If for any reason the amount in the Contractual Currency received under Section 16.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non-defaulting party) as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

     16.3 If for any reason the amount in the Contractual Currency received under Section 16.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.

17.  ERISA.

     Lender shall, if any of the Securities transferred to the Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, so notify Borrower in writing upon the execution of this Agreement or upon initiation of such Loan under Section 2.1. If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18754, May 19, 1987), or any successor thereto (unless Borrower and Lender have agreed prior to entering into a Loan that such Loan will be conducted in reliance on another exemption, or without relying on any exemption, from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended). Without limiting the foregoing and notwithstanding any other provision of this Agreement, if the Loan will be conducted in accordance with Prohibited Transaction Exemption 81-6, then:

     17.1 Borrower represents and warrants to Lender that it is either (a) a bank subject to federal or state supervision, (b) a broker-dealer registered under the Exchange Act or (c) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in Government Securities.

     17.2 Borrower represents and warrants that, during the term of any Loan hereunder, neither Borrower nor any affiliate of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R. Section 2510.3-21(c)) with respect to the assets of the Plan involved in the Loan. Lender agrees that, prior to or at the commencement of any Loan hereunder, it will communicate to Borrower information regarding the Plan sufficient to identify to Borrower any person or persons that have discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or that render investment advice (as defined in the preceding sentence) with respect to the assets of the Plan involved in the Loan. In the event Lender fails to communicate and keep current during the term of any Loan such information, Lender rather than Borrower shall be deemed to have made the representation and warranty in the first sentence of this Section 17.2.


dc-455557 -12

                                                               EX-99.(g)(2)(iii)

     17.3 Borrower shall mark to market daily each Loan hereunder pursuant to
          Section 9.1 as is required if Lender is a Customer.

     17.4 Borrower and Lender agree that:

          (a) the term "Collateral" shall mean cash, securities issued or guaranteed by the United States government or its agencies or instrumentalities, or irrevocable bank letters of credit issued by a person other than Borrower or an affiliate thereof;

          (b) prior to the making of any Loans hereunder, Borrower shall provide Lender with (i) the most recent available audited statement of Borrower's financial condition and (ii) the most recent available unaudited statement of Borrower's financial condition (if more recent than the most recent audited statement), and each Loan made hereunder shall be deemed a representation by Borrower that there has been no material adverse change in Borrower's financial condition subsequent to the date of the latest financial statements or information furnished in accordance herewith;

          (c) the Loan may be terminated by Lender at any time, whereupon Borrower shall deliver the Loaned Securities to Lender within the lesser of (i) the customary delivery period for such Loaned Securities, (ii) five Business Days, and (iii) the time negotiated for such delivery between Borrower and Lender; provided, however, that Borrower and Lender may agree to a longer period only if permitted by Prohibited Transaction Exemption 81-6; and

          (d) the Collateral transferred shall be security only for obligations of Borrower to the Plan with respect to Loans, and shall not be security for any obligation of Borrower to any agent or affiliate of the Plan.

18.  Single Agreement.

     Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Lender (the "Defaulting Party") in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

19.  APPLICABLE LAW.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


dc-455557 -13

                                                               EX-99.(g)(2)(iii)

20.  Waiver.

     The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

21.  Survival of Remedies.

     All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

22.  Notices and Other Communications.

     Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by telephone, mail, facsimile, e-mail, electronic message, telegraph, messenger or otherwise to the individuals and at the facsimile numbers and addresses specified with respect to it in Schedule A hereto, or sent to such party at any other place specified in a notice of change of number or address hereafter received by the other party. Any notice, statement, demand or other communication hereunder will be deemed effective on the day and at the time on which it is received or, if not received, on the day and at the time on which its delivery was in good faith attempted; provided, however, that any notice by a party to the other party by telephone shall be deemed effective only if (a) such notice is followed by written confirmation thereof and (b) at least one of the other means of providing notice that are specifically listed above has previously been attempted in good faith by the notifying party.

23.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

     23.1 EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

     23.2 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.  Miscellaneous.

     24.1 Except as otherwise agreed by the parties, this Agreement supersedes any other agreement between the parties hereto concerning loans of Securities between Borrower and Lender. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective heirs, dc-455557 -14

                                                               EX-99.(g)(2)(iii)

          representatives, successors and assigns. This Agreement may be terminated by either party upon notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. The parties hereto acknowledge and agree that, in connection with this Agreement and each Loan hereunder, time is of the essence. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

     24.2 Any agreement between Borrower and Lender pursuant to Section 10.5(b) or Section 25.37 shall be made (a) in writing, (b) orally, if confirmed promptly in writing or through any system that compares Loans and in which Borrower and Lender are participants, or (c) in such other manner as may be agreed by Borrower and Lender in writing.

25.  Definitions.

     For the purposes hereof:

     25.1 "Act of Insolvency" shall mean, with respect to any party, (a) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party's seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (b) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (i) is consented to or not timely contested by such party, (ii) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or
          (iii) is not dismissed within 15 days, (c) the making by such party of a general assignment for the benefit of creditors, or (d) the admission in writing by such party of such party's inability to pay such party's debts as they become due.

     25.2 "Bankruptcy Code" shall have the meaning assigned in Section 26.1

     25.3 "Borrower" shall have the meaning assigned in Section 1.

     25.4 "Borrower Payment" shall have the meaning assigned in Section 8.5(a).

     25.5 "Broker-Dealer" shall mean any person that is a broker (including a municipal securities broker), dealer, municipal securities dealer, government securities broker or government securities dealer as defined in the Exchange Act, regardless of whether the activities of such person are conducted in the United States or otherwise require such person to register with the U.S. Securities and Exchange Commission or other regulatory body.

     25.6 "Business Day" shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of determining the Market Value of any Securities hereunder, such term shall mean a day on which regular trading occurs in the principal market for the Securities whose value is being determined. Notwithstanding the foregoing, (a) for purposes of Section 9, "Business Day" shall mean any day on which dc-455557 -15

                                                               EX-99.(g)(2)(iii)

          regular trading occurs in the principal market for any Loaned Securities or for any Collateral consisting of Securities under any outstanding Loan hereunder and "next Business Day" shall mean the next day on which a transfer of Collateral may be effected in accordance with Section 15, and (b) in no event shall a Saturday or Sunday be considered a Business Day.

     25.7 "Cash Collateral Fee" shall have the meaning assigned in Section 5.1.

     25.8 "Clearing Organization" shall mean (a) The Depository Trust Company, or, if agreed to by Borrower and Lender, such other "securities intermediary" (within the meaning of the UCC) at which Borrower (or Borrower's agent) and Lender (or Lender's agent) maintain accounts, or
          (b) a Federal Reserve Bank, to the extent that it maintains a book-entry system.

     25.9 "Close of Business" shall mean the time established by the parties in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

     25.10 "Close of Trading" shall mean, with respect to any Security, the end of the primary trading session established by the principal market for such Security on a Business Day, unless otherwise agreed by the parties.

     25.11 "Collateral" shall mean, whether now owned or hereafter acquired and to the extent permitted by applicable law, (a) any property which Borrower and Lender agree prior to the Loan shall be acceptable collateral and which is transferred to Lender pursuant to Sections 4 or 9 (including as collateral, for definitional purposes, any letters of credit mutually acceptable to Lender and Borrower), (b) any property substituted therefor pursuant to Section 4.5, (c) all accounts in which such property is deposited and all securities and the like in which any cash collateral is invested or reinvested, and
           (d) any proceeds of any of the foregoing; provided, however, that if Lender is a Customer, "Collateral" shall (subject to Section 17.4(a), if applicable) be limited to cash, U.S. Treasury bills and notes, an irrevocable letter of credit issued by a "bank" (as defined in Section 3(a)(6)(A)-(C) of the Exchange Act), and any other property permitted to serve as collateral securing a loan of securities under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation) pursuant to exemptive, interpretive or no-action relief or otherwise. If any new or different Security shall be exchanged for any Collateral by recapitalization, merger, consolidation or other corporate action, such new or different Security shall, effective upon such exchange, be deemed to become Collateral in substitution for the former Collateral for which such exchange is made. For purposes of return of Collateral by Lender or purchase or sale of Securities pursuant to Section 13, such term shall include Securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender, as adjusted pursuant to the preceding sentence.

     25.12 "Collateral Distributions" shall have the meaning assigned in Section 8.5(a).

     25.13 "Confirmation" shall have the meaning assigned in Section 2.1.

     25.14 "Contractual Currency" shall have the meaning assigned in Section
           16.1.


dc-455557 -16

                                                               EX-99.(g)(2)(iii)

     25.15 "Customer" shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation).

     25.16 "Cutoff Time" shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by Borrower or Lender to the other, as shall be agreed by Borrower and Lender in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

     25.17 "Default" shall have the meaning assigned in Section 12.

     25.18 "Defaulting Party" shall have the meaning assigned in Section 18.

     25.19 "Distribution" shall mean, with respect to any Security at any time, any distribution made on or in respect of such Security, including, but not limited to: (a) cash and all other property, (b) stock dividends, (c) Securities received as a result of split ups of such Security and distributions in respect thereof, (d) interest payments,
           (e) all rights to purchase additional Securities, and (f) any cash or other consideration paid or provided by the issuer of such Security in exchange for any vote, consent or the taking of any similar action in respect of such Security (regardless of whether the record date for such vote, consent or other action falls during the term of the
           Loan). In the event that the holder of a Security is entitled to elect the type of distribution to be received from two or more alternatives, such election shall be made by Lender, in the case of a Distribution in respect of the Loaned Securities, and by Borrower, in the case of a Distribution in respect of Collateral.

     25.20 "Equity Security" shall mean any security (as defined in the Exchange
           Act) other than a "nonequity security," as defined in Regulation T.

     25.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     25.22 "Extension Deadline" shall mean, with respect to a letter of credit, the Cutoff Time on the Business Day preceding the day on which the letter of credit expires.

     25.23 "FDIA" shall have the meaning assigned in Section 26.4.

     25.24 "FDICIA" shall have the meaning assigned in Section 26.5.

     25.25 "Federal Funds Rate" shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

     25.26 "Foreign Securities" shall mean, unless otherwise agreed, Securities that are principally cleared and settled outside the United States.

     25.27 "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

     25.28 "Lender" shall have the meaning assigned in Section 1.


dc-455557 -17

                                                               EX-99.(g)(2)(iii)

     25.29 "Lender Payment" shall have the meaning assigned in Section 8.5(a).

     25.30 "LIBOR" shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

     25.31 "Loan" shall have the meaning assigned in Section 1.

     25.32 "Loan Fee" shall have the meaning assigned in Section 5.1.

     25.33 "Loaned Security" shall mean any Security transferred in a Loan hereunder until such Security (or an identical Security) is transferred back to Lender hereunder, except that, if any new or different Security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different Security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of return of Loaned Securities by Borrower or purchase or sale of Securities pursuant to Section 13, such term shall include Securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

     25.34 "Margin Deficit" shall have the meaning assigned in Section 9.2.

     25.35 "Margin Excess" shall have the meaning assigned in Section 9.3.

     25.36 "Margin Notice Deadline" shall mean the time agreed to by the parties in the relevant Confirmation, Schedule B hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of mark-to-market obligations as provided in Section 9 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice).

     25.37 "Margin Percentage" shall mean, with respect to any Loan as of any date, a percentage agreed by Borrower and Lender, which shall be not less than 100%, unless (a) Borrower and Lender agree otherwise, as provided in Section 24.2, and (b) Lender is not a Customer. Notwithstanding the previous sentence, in the event that the writing or other confirmation evidencing the agreement described in clause
           (a) does not set out such percentage with respect to any such Loan, the Margin Percentage shall not be a percentage less than the percentage obtained by dividing (i) the Market Value of the Collateral required to be transferred by Borrower to Lender with respect to such Loan at the commencement of the Loan by (ii) the Market Value of the Loaned Securities required to be transferred by Lender to Borrower at the commencement of the Loan.

     25.38 "Market Value" shall have the meaning set forth in Annex II or otherwise agreed to by Borrower and Lender in writing. Notwithstanding the previous sentence, in the event that the meaning of Market Value has not been set forth in Annex II or in any other writing, as described in the previous sentence, Market Value shall be determined in accordance with market practice for the Securities, based on the price for such Securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the parties or the closing bid quotation at the most recent Close of Trading obtained from such source, plus accrued interest to the extent not included therein (other than any interest credited or transferred to, or applied to the obligations of, the other party pursuant to Section 8, unless market practice with respect to the valuation of such Securities in dc-455557 -18

                                                               EX-99.(g)(2)(iii)

          connection with securities loans is to the contrary). If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation. The determinations of Market Value provided for in Annex II or in any other writing described in the first sentences of this Section 25.38 or, if applicable, in the preceding sentence shall apply for all purposes under this Agreement, except for purposes of Section 13.

     25.39 "Payee" shall have the meaning assigned in Section 8.5(a).

     25.40 "Payor" shall have the meaning assigned in Section 8.5(a).

     25.41 "Plan" shall mean: (a) any "employee benefit plan" as defined in
           Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (b) any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

     25.42 "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     25.43 "Retransfer" shall mean, with respect to any Collateral, to pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer such Collateral, or to re-register any such Collateral evidenced by physical certificates in any name other than Borrower's.

     25.44 "Securities" shall mean securities or, if agreed by the parties in writing, other assets.

     25.45 "Securities Distributions" shall have the meaning assigned in Section 8.5(a).

     25.46 "Tax" shall have the meaning assigned in Section 8.5(a).

     25.47 "UCC" shall mean the New York Uniform Commercial Code.

26.  Intent.

     26.1 The parties recognize that each Loan hereunder is a "securities contract," as such term is defined in Section 741 of Title 11 of the United States Code (the "Bankruptcy Code"), as amended (except insofar as the type of assets subject to the Loan would render such definition inapplicable).

     26.2 It is understood that each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code.

     26.3 It is understood that the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code.

     26.4 The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Loan hereunder is a "securities contract" and "qualified financial dc-455557 -19

                                                               EX-99.(g)(2)(iii)

          contract," as such terms are defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Loan would render such definitions inapplicable).

     26.5 It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment obligation under any Loan hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation," respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

     26.6 Except to the extent required by applicable law or regulation or as otherwise agreed, Borrower and Lender agree that Loans hereunder shall in no event be "exchange contracts" for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities association or other self-regulatory organization.

27.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS.

     27.1 WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

     27.2 LENDER ACKNOWLEDGES THAT, IN CONNECTION WITH LOANS OF GOVERNMENT SECURITIES AND AS OTHERWISE PERMITTED BY APPLICABLE LAW, SOME SECURITIES PROVIDED BY BORROWER AS COLLATERAL UNDER THIS AGREEMENT MAY NOT BE GUARANTEED BY THE UNITED STATES.

(borrower)


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


WELLS FARGO BANK, N.A.


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


dc-455557 -20

                                     Annex I

                              Party Acting as Agent

This Annex sets forth the terms and conditions governing all transactions in which a party lending or borrowing Securities, as the case may be ("Agent"), in a Loan is acting as agent for one or more third parties (each, a "Principal"). Unless otherwise defined, capitalized terms used but not defined in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other annexes, schedules or exhibits, referred to as the "Agreement") and, unless otherwise specified, all section references herein are intended to refer to sections of such Securities Loan Agreement.

1. Additional Representations and Warranties. In addition to the representations and warranties set forth in the Agreement, Agent hereby makes the following representations and warranties, which shall continue during the term of any Loan: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Loans contemplated by the Agreement and to perform the obligations of Lender or Borrower, as the case may be, under such Loans, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2. Identification of Principals. Agent agrees (a) to provide the other party, prior to any Loan under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the Close of Business on the next Business Day after agreeing to enter into a Loan, with notice of the specific Principal or Principals for whom it is acting in connection with such Loan. If (i) Agent fails to identify such Principal or Principals prior to the Close of Business on such next Business Day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Loan with such Principal or Principals, return to Agent any Collateral or Loaned Securities, as the case may be, previously transferred to the other party and refuse any further performance under such Loan, and Agent shall immediately return to the other party any portion of the Loaned Securities or Collateral, as the case may be, previously transferred to Agent in connection with such Loan; provided, however, that (A) the other party shall promptly (and in any event within one Business Day of notice of the specific Principal or Principals) notify Agent of its determination to reject and rescind such Loan and (B) to the extent that any performance was rendered by any party under any Loan rejected by the other party, such party shall remain entitled to any fees or other amounts that would have been payable to it with respect to such performance if such Loan had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent's Principals such information regarding the financial status of such Principals as the other party may reasonably request.

3. Limitation of Agent's Liability. The parties expressly acknowledge that if the representations and warranties of Agent under the Agreement, including this Annex, are true and correct in all material respects during the term of any Loan and Agent otherwise complies with the provisions of this Annex, then (a) Agent's obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party's remedies shall not include a right of setoff against obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.


dc-455557 -AI-1

                                                               EX-99.(g)(2)(iii)

4.   Multiple Principals.

     (a) In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Loans under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Loans as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Loans under the Agreement as transactions on behalf of separate Principals.

     (b) In the event that Agent and the other party elect (or are deemed to elect) to treat Loans under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex, notice specifying the portion of each Loan allocable to the account of each of the Principals for which it is acting (to the extent that any such Loan is allocable to the account of more than one Principal), (ii) the portion of any individual Loan allocable to each Principal shall be deemed a separate Loan under the Agreement, (iii) the mark to market obligations of Borrower and Lender under the Agreement shall be determined on a Loan-by-Loan basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis), and (iv) Borrower's and Lender's remedies under the Agreement upon the occurrence of a Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

     (c) In the event that Agent and the other party elect to treat Loans under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under Section 2(b) of this Annex need only identify the names of its Principals but not the portion of each Loan allocable to each Principal's account, (ii) the mark to market obligations of Borrower and Lender under the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Loans entered into by Agent on behalf of any Principal, and (iii) Borrower's and Lender's remedies upon the occurrence of a Default shall be determined as if all Principals were a single Lender or Borrower, as the case may be.

     (d) Notwithstanding any other provision of the Agreement (including, without limitation, this Annex), the parties agree that any transactions by Agent on behalf of a Plan shall be treated as transactions on behalf of separate Principals in accordance with
          Section 4(b) of this Annex (and all mark to market obligations of the parties shall be determined on a Loan-by-Loan basis).

5. Interpretation of Terms. All references to "Lender" or "Borrower," as the case may be, in the Agreement shall, subject to the provisions of this Annex (including, among other provisions, the limitations on Agent's liability in Section 3 of this Annex), be construed to reflect that (i) each Principal shall have, in connection with any Loan or Loans entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a "Lender" or "Borrower," as the case may be, directly entering into such Loan or Loans with the other party under the Agreement, and (ii) Agent's Principal or Principals have designated Agent as their sole agent for performance of Lender's obligations to Borrower or Borrower's obligations to Lender, as the case may be, and for receipt of performance by Borrower of its obligations to Lender or Lender of its obligations to Borrower, as the case may be, in connection with any Loan or Loans under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to the Agreement and all references to a dc-455557 -AI-2

                                                               EX-99.(g)(2)(iii)

     "party" or "either party" in the Agreement shall be deemed revised accordingly (and any Default by Agent under the Agreement shall be deemed a Default by Lender or Borrower, as the case may be).

(borrower)


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


WELLS FARGO BANK, N.A.


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


dc-455557 -AI-3

                                                               EX-99.(g)(2)(iii)

                                    Annex II

                                  Market Value

Unless otherwise agreed by Borrower and Lender:

1. If the principal market for the Securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange at the most recent Close of Trading or, if there was no sale on the Business Day of the most recent Close of Trading, by the last sale price at the Close of Trading on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

2. If the principal market for the Securities to be valued is the over-the-counter market, and the Securities are quoted on The Nasdaq Stock Market ("Nasdaq"), their Market Value shall be the last sale price on Nasdaq at the most recent Close of Trading or, if the Securities are issues for which last sale prices are not quoted on Nasdaq, the last bid price at such Close of Trading. If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation.

3. Except as provided in Section 4 of this Annex, if the principal market for the Securities to be valued is the over-the-counter market, and the Securities are not quoted on Nasdaq, their Market Value shall be determined in accordance with market practice for such Securities, based on the price for such Securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the parties or the closing bid quotation at the most recent Close of Trading obtained from such a source. If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation.

4. If the Securities to be valued are Foreign Securities, their Market Value shall be determined as of the most recent Close of Trading in accordance with market practice in the principal market for such Securities.

5.   The Market Value of a letter of credit shall be the undrawn amount thereof.

6. All determinations of Market Value under Sections 1 through 4 of this Annex shall include, where applicable, accrued interest to the extent not already included therein (other than any interest credited or transferred to, or applied to the obligations of, the other party pursuant to Section 8 of the Agreement), unless market practice with respect to the valuation of such Securities in connection with securities loans is to the contrary.


dc-455557

                                                               EX-99.(g)(2)(iii)

7. The determinations of Market Value provided for in this Annex shall apply for all purposes under the Agreement, except for purposes of Section 13 of the Agreement.


(borrower)


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


WELLS FARGO BANK, N.A.


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


dc-455557

                                                               EX-99.(g)(2)(iii)

                                    Annex III

                                   Term Loans

This Annex sets forth additional terms and conditions governing Loans designated as "Term Loans" in which Lender lends to Borrower a specific amount of Loaned Securities ("Term Loan Amount") against a pledge of cash Collateral by Borrower for an agreed upon Cash Collateral Fee until a scheduled termination date ("Termination Date"). Unless otherwise defined, capitalized terms used but not defined in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other annexes, schedules or exhibits, referred to as the "Agreement").

1. The terms of this Annex shall apply to Loans of Equity Securities only if they are designated as Term Loans in a Confirmation therefor provided pursuant to the Agreement and executed by each party, in a schedule to the Agreement or in this Annex. All Loans of Securities other than Equity Securities shall be "Term Loans" subject to this Annex, unless otherwise agreed in a Confirmation or other writing.

2. The Confirmation for a Term Loan shall set forth, in addition to any terms required to be set forth therein under the Agreement, the Term Loan Amount, the Cash Collateral Fee and the Termination Date. Lender and Borrower agree that, except as specifically provided in this Annex, each Term Loan shall be subject to all terms and conditions of the Agreement, including, without limitation, any provisions regarding the parties' respective rights to terminate a Loan.

3. In the event that either party exercises its right under the Agreement to terminate a Term Loan on a date (the "Early Termination Date") prior to the Termination Date, Lender and Borrower shall, unless otherwise agreed, use their best efforts to negotiate in good faith a new Term Loan (the "Replacement Loan") of comparable or other Securities, which shall be mutually agreed upon by the parties, with a Market Value equal to the Market Value of the Term Loan Amount under the terminated Term Loan (the "Terminated Loan") as of the Early Termination Date. Such agreement shall, in accordance with Section 2 of this Annex, be confirmed in a new Confirmation at the commencement of the Replacement Loan and be executed by each party. Each Replacement Loan shall be subject to the same terms as the corresponding Terminated Loan, other than with respect to the commencement date and the identity of the Loaned Securities. The Replacement Loan shall commence on the date on which the parties agree which Securities shall be the subject of the Replacement Loan and shall be scheduled to terminate on the scheduled Termination Date of the Terminated Loan.

4. Borrower and Lender agree that, except as provided in Section 5 of this Annex, if the parties enter into a Replacement Loan, the Collateral for the related Terminated Loan need not be returned to Borrower and shall instead serve as Collateral for such Replacement Loan.

5. If the parties are unable to negotiate and enter into a Replacement Loan for some or all of the Term Loan Amount on or before the Early Termination Date, (a) the party requesting termination of the Terminated Loan shall pay to the other party a Breakage Fee computed in accordance with Section 6 of this Annex with respect to that portion of the Term Loan Amount for which a Replacement Loan is not entered into and (b) upon the transfer by Borrower to Lender of the Loaned Securities subject to the Terminated Loan, Lender shall transfer to Borrower Collateral for the Terminated Loan in accordance with and to the extent dc-455557

                                                               EX-99.(g)(2)(iii)

     required under the Agreement, provided that no Default has occurred with respect to Borrower.

6. For purposes of this Annex, the term "Breakage Fee" shall mean a fee agreed by Borrower and Lender in the Confirmation or otherwise orally or in writing. In the absence of any such agreement, the term "Breakage Fee" shall mean, with respect to Loans of Government Securities, a fee equal to the sum of (a) the cost to the non-terminating party (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of the termination of the Terminated Loan, and (b) any other loss, damage, cost or expense directly arising or resulting from the termination of the Terminated Loan that is incurred by the non-terminating party (other than consequential losses or costs for lost profits or lost opportunities), as determined by the non-terminating party in a commercially reasonable manner, and (c) any other amounts due and payable by the terminating party to the non-terminating party under the Agreement on the Early Termination Date.


(borrower)


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


WELLS FARGO BANK, N.A.


By:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------


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                                                               EX-99.(g)(2)(iii)

                                   Schedule A

                     Names and Addresses for Communications

(borrower)
(street address)
(city, state, zip)

Attention:
           -----------------------------
Telephone:
          ------------------------------
Fax:
     -----------------------------------
E-mail
       ---------------------------------

Wells Fargo Securities Lending
Wells Fargo Center, MAC N9305-090
6Th Street & Marquette Avenue, 9th Floor

Minneapolis MN 55479
Attn: Operations Manager

Telephone: 612 667 5187
Fax: 612 667 4762
E-mail: Laurissa.Ahlstrand@wellsfargo.com


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                                                               EX-99.(g)(2)(iii)

                                   Schedule B

                    Defined Terms and Supplemental Provisions

     This Schedule B, dated as of ______, 2004, between ____________________
     ("Borrower") and Wells Fargo Bank, N.A. ("Lender") hereby amends and supplements the Master Securities Loan Agreement dated as of _____________, 2004, including Annexes I, II and III thereto as they may be amended hereby, between Borrower and Lender (the "Agreement"). In the event of any conflict between the terms of this Schedule B and the terms of the Agreement, the terms of this Schedule B shall control. Unless otherwise defined in this Schedule B, all capitalized terms used, but not defined, herein shall have the meanings assigned to such terms in the Agreement, and references herein to Sections are, unless indicated to the contrary, to Sections of the Agreement. In all other respects the Agreement remains unchanged, and as amended hereby supersedes all prior writings in respect thereof.

     Section 25.37 "Margin Percentage" is hereby deleted and restated to read:

     "Margin Percentage" shall mean, with respect to any Loan as of any date, a percentage agreed by Borrower and Lender, which shall be not less than 102% for US Securities and 105% for non-US Securities, unless (a) Borrower and Lender agree otherwise, as provided in Section 24.2, and (b) Lender is not a Customer. Notwithstanding the previous sentence, in the event that the writing or other confirmation evidencing the agreement described in clause
     (a) does not set out such percentage with respect to any such Loan, the Margin Percentage shall not be a percentage less than the percentage obtained by dividing (i) the Market Value of the Collateral required to be transferred by Borrower to Lender with respect to such Loan at the commencement of the Loan by (ii) the Market Value of the Loaned Securities required to be transferred by Lender to Borrower at the commencement of the Loan.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have executed this Schedule B as of the day and year set forth above.


(borrower)                               WELLS FARGO BANK, N.A.


By:                                      By:
   -----------------------------------      -----------------------------------
Name:                                       Name:
Title:                                      Title:


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                                                               EX-99.(g)(2)(iii)

                                   SCHEDULE 4

                        Permitted Collateral Investments

[GRAPHIC]    Wells Fargo Securities Lending
             Wells Fargo Advantage Mutual Funds
             Collateral Investment Portfolio Guidelines

Investment Objective:

The Portfolio seeks to provide a positive return compared to the daily Fed Funds rate by investing in high-quality, U.S. dollar-denominated short-term money market instruments, where the prime considerations for the Portfolio shall be safety of principal and daily liquidity requirements. The Portfolio may invest in securities with fixed, variable, or floating rates of interest. The Portfolio seeks to achieve a stable $1.00 price per share, and the interest is determined daily, accumulated and distributed monthly. Portfolio investments are valued based upon the amortized cost valuation technique pursuant to Rule 2a-7 under the Investment Company Act of 1940.

Portfolio Guidelines:

Quality:

..    An obligation must be rated in the highest short-term rating category by one of two Nationally Recognized Statistical Reporting Organization (NRSRO), for example A-1 by Standard & Poor's Corp, or P-1 by Moody's Investor Services, Inc. If the obligor is rated by more than one NRSRO, each rating must meet the minimum rating criteria. In the event the obligor does not have a short-term rating, its long-term debt rating must be within the 'A' or better category.

..    A financial institution approved for repurchase agreement transactions must carry the highest short-term rating category by at least two NRSROs. One of the two highest short-term ratings of the NRSROs must be either Standard & Poor's Corp., or Moody's Investors Service Inc.

Maturity:

..    The maximum weighted average maturity of the Portfolio will not exceed 45 days.

..    Issues must mature in 397 days or less. Issues with fixed rates must mature in 365 days or less.

..    Repurchase agreements must mature in one year or less.

Diversification:

..    Maximum of 5% of the Portfolio will be invested in any single issuer except for U.S. Governments, it's agencies, and instrumentalities, and repurchase agreements.

..    Maximum of 35% of the Portfolio will be invested in variable rate issues.

..    Minimum of 20% of the Portfolio will be invested on an overnight basis.

..    Maximum of 10% of the Portfolio will be invested in illiquid instruments.

Issue Selection:

..    U.S. Treasury and Government sponsored agency obligations

..    Repurchase agreements

..    Variable rate or put issues

..    Approved money market funds

..    Domestic and foreign bank obligations, and bankers' acceptances

..    Debt obligations, including commercial paper and participations, corporate notes, bonds and debentures

..    Mortgage-backed and mortgage pass-through securities

..    Asset-backed securities


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                                                               EX-99.(g)(2)(iii)

..    Rule 144A securities

..    Taxable municipal securities

Compliance Standards:

..    Compliance with all standards will be determined at time of purchase.

..    The purchase of structured and/or derivative securities must meet the provisions outlined in the Derivatives Guidelines.

..    The Portfolio may retain a security whose rating has been lowered below the
     Portfolio's lowest permissible rating category if it is determined that retaining the security is in the best interest of the Portfolio, as approved by Securities Lending Management.

..    Policy is governed by Securities Lending Management, through established
     Guidelines, and may be amended from time to time according to approved policy. Specific pre-approved exceptions to these policies may be made after presentation to Management.

..    The Securities Lending Compliance Manager or designee shall review the
     Portfolio against guidelines daily to ensure compliance, and shall report this compliance to Securities Lending Management on a monthly basis.

Maturity:

..    The maturity of repurchase agreements must meet the provision of the
     Guidelines for the Use of Repurchase Agreements.

..    Securities with a floating or variable rate, and with a reset date, shall use the reset date as the maturity date for interest rate sensitivity calculations.

..    For securities using a weighted average life for the maximum maturity determinant, the industry convention for these types of securities will be used.

Diversification:

..    Maximum of 25% of the Portfolio will be invested in any industry or sector, except the financial services or banking industry.

..    The 20% overnight liquidity requirement will use the contractual maturity date.

Issue Selection:

..    No investments shall be made in securities or deposits of Wells Fargo &
     Company or any of its affiliates.

..    Transactions involving repurchase agreements, funding agreements, and master notes will be preceded by an appropriately executed investment agreement. All other transactions involving the investment of cash collateral will require a post transaction confirmation.

..    All other US dollar- denominated money market instruments, not listed above, and meeting the quality standards outlined above, may be purchased after review and approval by Securities Lending Management.

..    Money market funds must be 2a(7) or 2a(7) like; they use amortized cost accounting.


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                                                               EX-99.(g)(2)(iii)

                                   SCHEDULE 5

                                Approved Persons

Wells Fargo Funds Trust
Wells Fargo Master Trust
Wells Fargo Variable Trust

     C. David Messman
     Karla Rabusch

Wells Fargo Funds Management, LLC

     A. Erdem Cimen
     C. David Messman
     Andrew Owen
     Karla Rabusch

Wells Fargo Bank, N.A.

     Robert G. Smith
     Lucinda Hruska-Claeys
     Laurissa Ahlstrand
     Alissa Reinartz

Schedule 5 Amended: November 12, 2008


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